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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 15, 2005


                           CommerceFirst Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


           Maryland                         0-51104                52-2180744
(State or other jurisdiction        (Commission file number)     (IRS Employer
  of incorporation) Number)


                 1804 West Street, Suite 200, Annapolis MD 21401
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 410.280.6695

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

     / / Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d) On September 15, 2005, the Board of Directors CommerceFirst Bancorp, Inc. (the "Company") appointed Jerome A. Watts to the Board of Directors, to fill a vacancy in the class of directors the term of which expires in 2008, subject to approval of the shareholders at the 2006 annual meeting. Mr. Watts will continue to serve as a member of the Board of Directors of CommerceFirst Bank, where he has been a director since its organization. To the knowledge of the Company, there is no arrangement or understanding between Mr. Watts and any person pursuant to which he was selected as a director. It is expected that Mr. Watts will become a member of the Nominating Committee of the Board of Directors of the Company.

       Mr. Watts is the owner and an officer of a benefits consulting firm and plan provider used by the Company and Bank for group insurance benefits, and based upon which Mr. Watts receives commission compensation. Year to date, the Company has paid $84,211 for such benefits and services, and in 2004 and 2003 paid $113,710 and $94,469, respectively.

                                   Signatures


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCEFIRST BANCORP, INC.



                              By: /s/ Lamont Thomas
                                 ----------------------------------------------
                                 Lamont Thomas, Executive Vice President, Chief Operating Officer

Dated: September 16, 2005